_____________________________________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934 (the "Act")

June 15, 2004

(Date of earliest event reported)

GEOGLOBAL RESOURCES INC.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25136 (Commission File Number)	33-0464753 (I.R.S. Employer Identification No.)

200, 630 – 4th Avenue S.W.

Calgary, Alberta, Canada T2P 0J9

(Address of principal executive offices)

Telephone Number (403) 777-9250

(Registrant's telephone number, including area code)

(Former name or address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

c)

Exhibits:

99.1.

Press release dated June 15, 2004.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  June 15, 2004

GEOGLOBAL RESOURCES INC.

(Registrant)

/s/ Patti Price

Patti Price

Corporate Secretary

EXHIBIT

Press release dated June 15, 2004

GEOGLOBAL REGISTRATION STATEMENT EFFECTIVE

Calgary, Alberta, Canada, June 15, 2004 - GeoGlobal Resources Inc. (Amex: GGR) announced today that its registration statement filed April 30, 2004 with the U.S. Securities and Exchange Commission relating to the public resale of an aggregate of 10,308,334 shares of the Company’s common stock had been declared effective by the Commission on June 14, 2004.  The registration statement includes 6,728,334 shares that are issued and outstanding and 3,580,000 shares that are issuable on exercise of outstanding common stock purchase warrants.  The securities registered include 6,000,000 shares of common stock and warrants to purchase 3,580,000 shares of common stock issued in a private sale of the Company’s securities in December 2003.  Of the warrants, 3,000,000 are exercisable through December 23, 2005 at a price of $2.50 per share and 580,000 are exercisable through December 23, 2005 at a price of $1.50 per share, subject to anti-dilution adjustment and acceleration of the expiration date under certain circumstances.

Forward Looking Statements

Some statements in this press release may contain forward looking information. These statements may address future events and conditions and, as such, could involve inherent risks and uncertainties. Actual results could be significantly different from any results projected.  Additional important risk factors are described in the Company's periodic filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-KSB and quarterly reports on Form 10-QSB. The filings may be viewed at http://www.sec.gov. and www.sedar.com.

For further information contact:

Allan J. Kent, Executive VP and CFO

Brent Peters, Director

Carla Driedger, Investor Relations and Corporate Affairs

phone: 416-628-5901

phone: 403-777-9250

fax: 403-777-9199

email: info@geoglobal.com

website: www.geoglobal.com